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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


      WHEREAS, Metropolitan Financial Corp. intends to file a registration statement on Form S-2 to register such number of rights to acquire the Corporation's common stock, and the common stock to be issued as a result of exercise of said rights, in an approximate amount of $15,000,000, as well as a direct offering of the Corporation's common stock to standby purchasers, in an approximate amount of $5,000,000, for a total offering in an aggregate amount of approximately $20,000,000 ("Form S-2"); and,

     WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the Form S-2 and take all such further and other actions relating thereto as is set forth herein,

     NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Robert M. Kaye, Kenneth T. Koehler, Donald F. Smith and David G. Slezak, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the Form S-2, any and all amendments and supplements thereto, as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all requirements of the SEC and NASDAQ and all other regulatory requirements and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.


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
      NAME                                       TITLE                                  DATE
     /s/ Robert M. Kaye
By:  ----------------------         Chairman of the Board, Chief Executive
       Robert M. Kaye               and Director (Principal Executive
                                    Officer)                                      September 12, 2001

     /s/ Kenneth T. Koehler
By:  ----------------------         President, Chief Operating Officer,
       Kenneth T. Koehler           Assistant Secretary, Assistant
                                    Treasurer and Director                        September 12, 2001

     /s/ Malvin E. Bank
By:  ----------------------         Vice Chairman, Secretary                      September 12, 2001
       Malvin E. Bank               and Director

     /s/ Robert R. Broadbent
By:  -----------------------        Director                                      September 12, 2001
       Robert R. Broadbent

     /s/ Marjorie M. Carlson
By:  -----------------------        Director                                      September 12, 2001
       Marjorie M. Carlson

     /s/ Lois K. Goodman
By:  -----------------------        Director                                      September 12, 2001
       Lois K. Goodman

     /s/ Marguerite B. Humphrey
By:  --------------------------     Director                                      September 12, 2001
       Marguerite B. Humphrey

     /s/ James A. Karman
By:  ----------------------         Director                                      September 12, 2001
       James A. Karman

     /s/ Ralph D. Ketchum
By:  ----------------------         Director                                      September 12, 2001
       Ralph D. Ketchum

     /s/ Alfonse M. Mattia
By:  ----------------------         Director                                      September 12, 2001
       Alfonse M. Mattia

     /s/ David P. Miller
By:  ----------------------         Director                                      September 12, 2001
       David P. Miller

     /s/ Donald F. Smith
By:  ----------------------         Executive Vice President and
       Donald F. Smith              Chief Financial Officer (Principal
                                    Financial and Accounting Officer)             September 12, 2001


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